Exhibit 23.b




           Consent of Independent Public Accountants



To Vanguard Cellular Systems, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 24, 1997 included in Vanguard Cellular Systems, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

PRASETIO, UTOMO & CO.

/s/ Prasetio, Utomo & Co.

Jakarta, Indonesia
August 29, 1997